UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 26, 2012

Date of Report (Date of earliest event reported)

MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Wellington Court, Lisle, Illinois 60532

(Address and zip code of principal executive offices)

(630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Molex Incorporated held its Annual Meeting of Shareholders on October 26, 2012.

Shareholders voted on the matters set forth below:

ITEM 1: ELECTION OF THE BOARD OF DIRECTORS

The below named nominees were the only candidates for election to the Board of Directors, received the votes set opposite their respective names and were elected for a three-year term by a plurality of the votes cast by the holders of Common Stock and Class B Common Stock voting together as a class:

NAME	FOR	WITHHELD
Michelle L. Collins	77,687,537	949,112
Fred L. Krehbiel	74,669,919	3,966,730
David L. Landsittel	77,761,865	874,784
Joe W. Laymon	77,838,701	797,948
James S. Metcalf	77,885,546	751,103

The terms of the following directors continued after the meeting:

Michael J. Birck

Anirudh Dhebar

Frederick A. Krehbiel

Martin P. Slark

Edgar D. Jannotta

John H. Krehbiel, Jr.

Donald G. Lubin

Robert J. Potter

ITEM 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR

For: 83,039,568

Against: 691,826

Abstain: 41,780

Broker Nonvotes: N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED

Date: October 31, 2012	By:	/s/ Mark R. Pacioni
Mark R. Pacioni
Secretary

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